UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address and zip code of principal executive offices)

(630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James E. Fleischhacker, Executive Vice President and President of Molex Incorporated’s (“Molex”) Commercial Products Division, and Molex have agreed that Mr. Fleischhacker will step down from that position effective June 30, 2012. Effective July 1, 2012, Mr. Fleischhacker will be appointed as Executive Vice President, Technology & Innovation, reporting to the Chief Operating Officer of Molex. Mr. Fleischhacker will remain in this position as an executive officer of Molex and a member of the Global Leadership Team until his retirement on December 31, 2012 (the “Retirement Date”). Effective January 1, 2013, Mr. Fleischhacker will become a consultant for Molex and will perform consulting services through December 31, 2013.

(e) On February 22, 2012, Molex and Mr. Fleischhacker entered into a Retirement and Waiver and Release Agreement (the “Retirement Agreement”) in connection with Mr. Fleischhacker’s retirement and a Consulting Agreement with Mr. Fleischhacker (the “Consulting Agreement”) in connection with his consulting services to be performed from January 1, 2013 through December 31, 2013 (the “Consulting Period”).

Under the Retirement Agreement, Mr. Fleischhacker (or his spouse if she survives him) will be entitled to receive a retirement benefit equal to 100% of his base salary as of the Retirement Date less applicable tax withholding and continued medical and dental benefits from January 1, 2013 through December 31, 2015. The Retirement Agreement also provides that the vesting of any outstanding non-vested stock options or other equity awards held by Mr. Fleischhacker on the Retirement Date will be accelerated and any such stock options will be exercisable pursuant to the terms of the applicable stock incentive plan and award agreement.

Molex is not obligated to make payments under the Retirement Agreement unless Mr. Fleischhacker complies with the confidentiality, non-solicitation, non-competition and non-disparagement covenants set forth in the Retirement Agreement following his retirement.

Under the Consulting Agreement, Mr. Fleischhacker will receive a monthly consulting fee of $10,000. Mr. Fleischhacker will not receive Molex-sponsored benefits pursuant to the Consulting Agreement. The Consulting Period may be extended upon the mutual agreement of Mr. Fleischhacker and Molex’s Chief Operating Officer, and may be terminated by either Mr. Fleischhacker or Molex on 30 days’ written notice, after which Molex will have no obligation to continue paying the consulting fee. Mr. Fleischhacker’s entry into the Retirement Agreement is a condition to Molex’s obligations under the Consulting Agreement.

These descriptions of the Retirement Agreement and the Consulting Agreement are qualified in their entirety by the Retirement Agreement and the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Retirement and Waiver and Release Agreement between James E. Fleischhacker and Molex Incorporated dated February 22, 2012

Exhibit 10.2	Consulting Agreement between James E. Fleischhacker and Molex Incorporated dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012	MOLEX INCORPORATED

	By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Retirement and Waiver and Release Agreement between James E. Fleischhacker and Molex Incorporated dated February 22, 2012

Exhibit 10.2	Consulting Agreement between James E. Fleischhacker and Molex Incorporated dated February 22, 2012

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